UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 16, 2010
Date of Report (Date of earliest event reported)
OSI Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
420 Saw Mill River Road
Ardsley, NY 10502
(Address of principal executive offices)
(914) 231-8000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Agreement and Plan of Merger
          On May 16, 2010, OSI Pharmaceuticals, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Astellas Pharma Inc., a corporation formed under the laws of Japan (“Astellas”), Astellas US Holding, Inc. (“Parent”), a Delaware corporation and wholly-owned subsidiary of Astellas and Ruby Acquisition, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Parent, pursuant to which, among other things, (i) Astellas will amend its existing offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $.01 per share (the “Shares”), to offer cash consideration of $57.50 per Share (the “Revised Offer Price”), without interest (the “Revised Offer”) and (ii) as promptly as practicable following the acceptance for payment of any Shares tendered pursuant to the Revised Offer (the “Acceptance Time”), Merger Sub will be merged (the “Merger”) with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Holding.
          The Merger Agreement contains representations and warranties of the parties customary for transactions of this type, and which, in the case of the Company’s representations and warranties, are qualified by disclosures contained in the Company’s disclosure letter delivered by the Company to the other parties to the Merger Agreement in connection with the Merger Agreement. The Company has agreed to various customary covenants and agreements, including, among others, (i) to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the earlier of (A) the date of election or appointment of Parent’s designees to the Company’s Board of Directors (the “Board”) in accordance with the Merger Agreement and (B) the effective time of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to convene and hold a meeting of its stockholders to consider and vote upon the Merger, if required by the General Corporation Law of the State of Delaware, and (iv) not to (A) knowingly solicit or initiate any alternative proposal to acquire the Company, or (B) subject to certain exceptions, engage in any discussions or negotiations regarding or provide any non-public information in connection with, any such proposal. The Merger Agreement also contains certain termination provisions for the Company and Astellas and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including, subject to the terms of the Merger Agreement, if the Company’s Board determines to accept an unsolicited “Superior Proposal” (as that term is defined in the Merger Agreement), the Company will be required to pay Astellas a termination fee of $125 million.
          Astellas has agreed that Merger Sub will amend its initial offer as promptly as practicable after the date of the Merger Agreement and will keep the Revised Offer open for 10 business days, subject to extension as permitted pursuant to the Merger Agreement. Merger Sub may also elect to provide for one or more subsequent offering periods after the Acceptance Time. During any subsequent offering period,

Shares not tendered and purchased prior to the expiration of the Revised Offer may be tendered to Merger Sub for the Revised Offer Price.
          The obligation of Merger Sub to accept for payment and pay for Shares in the Revised Offer is subject to a number of conditions, including, among other things: (1) more than 50% of the outstanding shares (on a fully diluted basis) being tendered in the Revised Offer, (2) there not having been a “Company Material Adverse Effect” (as defined in the Merger Agreement) since the date of the Merger Agreement and (3) the Company has not sold, licensed or otherwise transferred any rights relating to any product containing erlotinib, except in connection with sales of inventory of such product in the ordinary course or as contractually required.
     Pursuant to the Merger Agreement, the Company granted Astellas and Merger Sub an irrevocable option (the “Top Up Option”), exercisable at or following the Acceptance Time and upon the terms and subject to the conditions set forth in the Merger Agreement, to purchase at the Revised Offer Price an aggregate number of Shares that, when added to the number of Shares held of record by Astellas, Holding and Merger Sub at the time of such exercise, constitute one Share more than 90% of the Shares then outstanding, but which number of Shares cannot exceed the number of authorized but unissued Shares under the Company’s Restated Certificate of Incorporation.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K (“Report”) and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, or its respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Rights Agreement Amendment
          In connection with the Merger Agreement, on May 16, 2010, the Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights

Agreement, dated as of September 27, 2000, by and between the Company and The Bank of New York Mellon (the “Rights Agreement”). The Rights Agreement Amendment provides, among other things, that neither the execution of the Merger Agreement, nor the consummation of the Revised Offer, the Merger, or the other transactions contemplated by the Merger Agreement, will trigger the exercise of the stockholder rights under the Rights Agreement. The Rights Agreement Amendment also provides that none of Astellas, Holding or Merger Sub or any of their affiliates or associates will be deemed an “Acquiring Person” under the Rights Agreement and no “Distribution Date” will be deemed to occur, in each case, solely by virtue of the approval, execution, delivery or adoption of the Merger Agreement, or the consummation of the Revised Offer, the Merger or any other transactions contemplated by the Merger Agreement.
          The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is attached as Exhibit 4.1 to this Report and is incorporated herein by reference.
ITEM 3.03 Material Modification to Rights of Security Holders
          The disclosure regarding the Rights Agreement Amendment set forth under Item 1.01 of this Report is incorporated by reference into this Item 3.03.
ITEM 8.01 Other Events
          On May 16, 2010, Astellas and the Company issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
           (d) Exhibits.
          See Exhibit Index.
Additional Information
          This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of any stockholder of OSI Pharmaceuticals, Inc. (“OSI”).
          In connection with the tender offer commenced by Astellas, OSI has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC (as amended, the “Schedule 14D-9”). STOCKHOLDERS OF OSI ARE URGED TO READ THE SCHEDULE 14D-9 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Schedule 14D-9 and other documents filed by OSI with the SEC through the website maintained by the SEC at http://www.sec.gov. Stockholders may also obtain, without charge, a copy of the Schedule 14D-9 from MacKenzie Partners, Inc., OSI’s information agent, by calling 800-322-2885 toll free or by calling 212-929-5500 or by emailing osipharma@mackenziepartners.com.
Forward Looking Statements
          This report contains forward-looking statements that do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions, or our future performance or goals for our product development programs. These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “should,” or “anticipate” or similar terminology. The statements involve risks and uncertainties and are based on various assumptions. Stockholders and prospective stockholders are cautioned that these statements are only projections. In addition, any forward-looking statement that we make is intended to speak only as of the date on which we made the statement. Except for our ongoing obligations to disclose material information under the federal securities laws, we will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made. The following risks and uncertainties, among others, may cause our actual results to differ materially from those described in forward-looking statements made in this report or presented elsewhere by management from time to time.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2010	OSI Pharmaceuticals, Inc.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 16, 2010, among OSI Pharmaceuticals, Inc., Astellas Pharma Inc., Astellas US Holding, Inc. and Ruby Acquisition, Inc.

4.1	Amendment No. 1 to the Rights Agreement, dated May 16, 2010, by and among OSI Pharmaceuticals, Inc. and The Bank of New York Mellon

99.1	Joint Press Release, issued by OSI Pharmaceuticals, Inc. and Astellas Pharma Inc. on May 16, 2010